SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                            ____________________

                                  FORM 8-K
                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                             September 11, 1998
                     (Date of earliest event reported)


                         AMERICAN TELECASTING, INC.
           (Exact name of Registrant as specified in its charter)


      Delaware                  0-23008                  541486988
      (State of            (Commission File No.)       (IRS Employer
     Incorporation)                                  Identification No.)


                           5575 Tech Center Drive
                                  Suite 300
                         Colorado Springs, Colorado
                  (Address of principal executive offices)


                                   80919
                                 (zip code)


                               (719) 260-5533
            (Registrant's telephone number, including area code)

                     Exhibit Index is located on Page 6



 Item 5.   Other Events.

           On September 11, 1998, American Telecasting, Inc. (the "Company") announced that it is commencing a tender offer for a portion of its outstanding Senior Discount Notes due 2004 (the "2004 Notes") and a portion of its outstanding Senior Discount Notes due 2005 (the "2005 Notes" and, together with the 2004 Notes the "Notes") at a cash price of $280.50 per $1,000 principal amount at maturity of the 2004 Notes purchased and $247.50
 per $1,000 principal amount at maturity of the 2005 Notes purchased.   The
 maximum aggregate amount of cash available for the purchase of Notes pursuant to the offer is estimated to be approximately $11,620,000. If necessary, all tenders will be prorated as described in the related Offer to Purchase dated September 11, 1998 that was sent to holders of the Notes.

           As of August 31, 1998, the 2004 Notes had an aggregate principal amount at maturity of approximately $166.7 million and an accreted value of approximately $146.0 million and the 2005 Notes had an aggregate principal amount at maturity of approximately $158.2 million and an accreted value of approximately $116.0 million. Both the 2004 Notes and the 2005 Notes accrete at the rate of 14.5% per annum.

           The Company's obligation to accept for purchase, and to pay for, Notes tendered pursuant to the offer is not conditioned upon any minimum tender of either the 2004 Notes or the 2005 Notes or obtaining any financing but is subject to satisfaction of certain other conditions. The Company, in its sole discretion, may waive any of the conditions of the Offer, in whole or in part, at any time and from time to time.

           The offer will expire at 12:00 midnight, New York City time, on October 8, 1998, unless extended.

           Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release regarding the Company's plans for future development and operation of its business are forward-looking statements that involve risks and uncertainties. While management believes that the assumptions underlying these statements are reasonable, actual results could differ materially. Among the factors that could cause actual results to differ materially are: a lack of sufficient capital to finance the Company's business plan on terms satisfactory to the Company; the Company's inability to develop and implement new services, such as high-speed Internet access and telephony; the Company's inability to obtain the necessary FCC authorizations for such new services; competitive factors, such as the introduction of new technologies and competitors into the subscription television, high-speed Internet access and telephony businesses; a failure by the Company to enter into strategic partner relationships; and the other factors listed on page one of the Company's Annual Report on Form 10-K. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which statements are made pursuant to the Private Securities Litigation reform Act of 1995, and, as such, speak only as of the date made.

           The foregoing description of the Offer is qualified in its entirety by reference to American Telecasting, Inc.'s Offer to Purchase dated September 11, 1998, a copy of which is attached as an exhibit hereto and is incorporated by reference herein in its entirety.

 Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)  Exhibits

           99(a)     Offer to Purchase, dated September 11, 1998.

           99(b)     Press Release, dated September 11, 1998, by
                     American Telecasting, Inc.



                                 SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, American Telecasting, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                AMERICAN TELECASTING, INC.



                                By: /s/ David Sentman
                                   _____________________________
                                Name:  David Sentman
                                Title: Senior Vice President and
                                       Chief Financial Officer


 Date:  September 11, 1998



                               EXHIBIT INDEX


 Exhibit No.

   99(a)     Offer to Purchase, dated September 11, 1998.

   99(b)     Press Release, dated September 11, 1998, by
             American Telecasting, Inc.